U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 5, 2014

BLINK TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53564	26-1395403
(Commission File Number)	(I.R.S. Employer Identification No.)

5536 S. Ft. Apache #102, Las Vegas, NV 89148
(Address of principal executive offices)

(949) 903-9144
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" “the Company” refer to Blink Technologies, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors, in reviewing the annual report on Form 10-K for the year ended September 30, 2012, determined that the 10-K financial statements for September 30, 2012 should not be relied upon and have authorized the filing of a Form 10-K/A as soon as possible for the year ended September 30, 2012 for the following reason:

Our independent registered public accounting firm, L.L. Bradford & Company, LLC informed us that they had not issued the Report of Independent Registered Public Accounting Form published in the annual report on Form 10-K for the year ended September 30, 2012. Consequently, the Board of Directors determined to file a restated audit opinion for fiscal year ended September 30, 2012 to be performed by L.L. Bradford & Company, LLC. This 10-K filing for the year ended September 30, 2012 was filed on February 14, 2013.

In addition, the Board of Directors determined to file all other reports required pursuant to the Securities Exchange Act of 1934, as amended, to bring our company current with its public company reporting obligations.

As a consequence, in part, of the filing of the annual report on Form 10-K for the year ended September 30, 2012, our current Chief Executive Officer has concluded that our disclosure controls and procedures continue to not be effective due to possible material weakness in our internal controls over financial reporting described above and other factors related to the Company’s financial reporting processes. We are in the process of evaluating the internal controls and procedures to ensure that the internal controls and procedures satisfy the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. The Company and its independent registered public accounting firm identified certain significant internal control deficiencies that we considered to be, in the aggregate, a material weakness relative to our financial reporting procedures. The primary concern was the filing of our Form 10K without approval from our prior independent auditors and the other factors described in that annual report on Form 10-K for the year ended September 30, 2012.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2014, ePunk, Inc., a Nevada corporation changed its name from ePunk, Inc. to Blink Technologies, Inc. The Company has submitted an application for name and symbol change with the Financial Industry Regulatory Authority (FINRA) but does not anticipate any name change to be finalized until after our Securities Exchange Act of 1934 filings are brought current.

Item 7.01. Regulation FD Disclosure.

On April 23, 2014, the Company announced that it changed its name from ePunk, Inc. to Blink Technologies, Inc., as registered in the State of Nevada, and that it has submitted an application for name and symbol change with the Financial Industry Regulatory Authority (FINRA). In addition, the Company confirmed its commitment complete the process of bringing the Securities Exchange Act of 1934, as amended, filings up to date and providing full and fair disclosure of our business and financial statements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report filed on Form 8-K and is incorporated herein by reference.

Note: the information in this report (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blink Technologies, Inc.

Date: May 5, 2014	By:	/s/ Dean Miller
Dean Miller Chief Executive Officer